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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported): September 12, 2001

                        COMMISSION FILE NUMBER 000-29369


                      CREATIVE TECHNOLOGIES HOLDINGS, INC.
                 ----------------------------------------------
                 (Name of Small Business Issuer in its charter)


                Nevada                                            88-0409146
    -------------------------------                          -----------------
   (State or other jurisdiction of                          (I.R.S. Employer
    incorporation or organization)                          Identification No.)


1800 Century Park East, Suite 600
      Los Angeles, California                                     90067
---------------------------------------                          -------
(Address of principal executive offices)                        (Zip code)


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Item 5. Other Events.

               On September 12, 2001, the Board of Directors of Creative Technologies Holdings, Inc., ("the Company") by unanimous written consent adopted the following resolutions:

        RESOLVED: That Article IV, Section 4.01 of the Articles of Incorporation be amended to read in full as follows:

        "Section 4.01 - Number and Class. The total number of shares of stock which the Corporation shall have authority to issue is One Hundred Million (100,000,000). The par value of each of such shares is $.001. All such shares are one class and are shares of Common Stock.

        The Common Stock may be issued from time to time without action by the stockholders. The Common Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors.

        The Board of Directors may issue such shares of Common Stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions adopted by them."

               The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation was 12,600,000. The amendment was consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

               The Certificate of Amendment of Articles of Incorporation was filed on November 8, 2001 with the Secretary of State of Nevada.

Item 6. Exhibits and Reports on Form 8-K

                The following exhibits are filed with this report:
                (a) Certificate of Amendment of Articles of Incorporation.

                                   SIGNATURES

        The Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 26th day of November, 2001.



                                       CREATIVE TECHNOLOGIES HOLDINGS, INC.



                                       By: /s/  Chris Albornoz
                                           -------------------------------------
                                           Chris Albornoz
                                           President